Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2015 Results

NEW YORK--(BUSINESS WIRE)--April 23, 2015--E*TRADE Financial Corporation (NASDAQ:ETFC):

First Quarter Results

  Net income of $40 million, or $0.14 per share
  Net income of $85 million(1), or $0.29 per share(1) excluding a charge related to the early extinguishment of corporate debt
  Total net revenue of $456 million
  Total operating expenses of $300 million
  Provision for loan losses of $5 million
  Daily Average Revenue Trades (DARTs) of 170,000
  End of period margin receivables of $8.2 billion
  Net new brokerage accounts of 39,000; annualized attrition rate of 8.8 percent
  Net new brokerage assets of $3.5 billion; end of period customer assets of $299 billion

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its first quarter ended March 31, 2015, reporting net income of $40 million, or $0.14 per share, compared to $41 million, or $0.14 per share, from the prior quarter. Excluding pre-tax losses on early extinguishment of corporate debt of $73 million in the first quarter of 2015 and $59 million in the prior quarter, net income would have been $85 million(1), or $0.29 per share(1), and $78 million(1) or $0.26 per share(1). This also compares with net income of $97 million, or $0.33 per share in the first quarter of 2014. Total net revenue of $456 million decreased from $461 million in the prior quarter and $475 million in the first quarter of 2014.

“Our year is off to a solid start on several fronts,” said Paul Idzik, Chief Executive Officer. “Our core business is strong and growing stronger, demonstrated by healthy trading levels, record high margin balances and continued growth in accounts and assets. The key regulatory approvals we announced at the beginning of the year enabled us to reduce our corporate debt to our target level of $1 billion. We will ultimately have more than a few options for further capital deployment as the team’s hard work has led to a level of capital flexibility this company hasn’t seen in years. As we move forward I can promise we will never stop focusing on two things: our customer experience, and on being a good and faithful steward of capital for our owners.”

E*TRADE reported DARTs of 170,000 during the quarter, an increase of one percent from the prior quarter and a decrease of 14 percent versus the same quarter a year ago.

The Company ended the quarter with 3.2 million brokerage accounts, an increase of 39,000 from the prior quarter. This compared with 17,000 net new brokerage accounts in the prior quarter and 72,000 in the first quarter of 2014. Brokerage account attrition for the first quarter was 8.8 percent annualized.

The Company ended the quarter with $299 billion in total customer assets, compared with $290 billion at the end of the prior quarter and $269 billion from a year ago.

During the quarter, customers added $3.5 billion in net new brokerage assets, representing an annualized growth rate of 5.7 percent. Brokerage related cash increased by $0.5 billion to $41.6 billion during the first quarter. Customers were net buyers of approximately $3.1 billion of securities. Margin receivables averaged $7.9 billion in the quarter, flat with the prior quarter and up 14 percent year over year, ending the quarter at $8.2 billion.

Corporate cash ended the quarter at $258 million(2), an increase of $25 million from the prior quarter, primarily due to a $434 million dividend from E*TRADE Securities and a $75 million dividend from the bank, offset by the use of $432 million to reduce and refinance corporate debt.

Net operating interest income(3) for the first quarter was $271 million, down from $279 million in the prior quarter and up from $263 million a year ago. First quarter results reflected a net interest spread of 2.62 percent on average interest-earning assets of $41.1 billion, compared with 2.69 percent on $40.9 billion in the prior quarter and 2.47 percent on $42.1 billion in the first quarter of 2014.

Commissions, fees and service charges(3), and other revenue in the first quarter were $176 million, flat with the prior quarter and down from $187 million in the first quarter of 2014. Average commission per trade for the quarter was $10.94, compared with $10.84 in the prior quarter, and $10.64 in the first quarter of 2014.

Total net revenue in the quarter also included $9 million of net gains on loans and securities. This compared with $6 million in the prior quarter and $15 million in the first quarter of 2014.

Total operating expenses in the quarter of $300 million increased $6 million sequentially, and increased $10 million from the year ago period.

In March 2015, the Company completed a transaction to reduce and refinance a portion of its corporate debt. The issuance of $460 million of 4.625% Senior Notes due 2023, along with approximately $432 million of corporate cash were used to redeem $800 million of 6.375% Senior Notes due 2019. The transaction, which resulted in a pre-tax loss of $73 million on early extinguishment of debt, reduced the Company’s debt burden by $340 million and lowered its annual debt service costs by approximately $30 million on a pre-tax basis.

The Company’s loan portfolio ended the quarter at $6.1 billion, contracting approximately $0.3 billion from the prior quarter. First quarter provision for loan losses of $5 million decreased from $10 million in the previous quarter.

Net charge-offs in the quarter were $7 million, flat with the prior quarter. The allowance for loan losses ended the quarter at $402 million, down $2 million from the previous quarter.

As of March 31, 2015, the Company reported bank and consolidated Tier 1 leverage ratios under the Basel III Standardized Approach of 9.8 percent(4) and 8.4 percent(5). In the previous quarter the Company reported bank and consolidated Tier 1 leverage ratios of 10.6 percent(4) and 8.1 percent(5) prior to the implementation of Basel III and the move of E*TRADE Securities.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. ET today. This conference call will be available to domestic participants by dialing 800-735-5968 while international participants should dial +1 212-271-4651. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding capital generation at the Company, dividend requests from the bank, and future capital deployment by the Company and its subsidiaries are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2015 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Revenue:
Operating interest income	$316	$326	$319
Operating interest expense	(45)	(47)	(56)
Net operating interest income	271	279	263
Commissions	114	115	128
Fees and service charges	52	52	50
Principal transactions	-	-	10
Gains on loans and securities, net	9	6	15
Other revenues	10	9	9
Total non-interest income	185	182	212
Total net revenue	456	461	475
Provision for loan losses	5	10	4
Operating expense:
Compensation and benefits	113	107	98
Advertising and market development	34	32	34
Clearing and servicing	24	22	28
FDIC insurance premiums	18	18	24
Professional services	27	33	24
Occupancy and equipment	21	20	18
Communications	19	18	18
Depreciation and amortization	20	18	21
Amortization of other intangibles	5	6	5
Facility restructuring and other exit activities	4	2	3
Other operating expenses	15	18	17
Total operating expense	300	294	290
Income before other income (expense) and income tax expense	151	157	181
Other income (expense):
Corporate interest expense	(21)	(27)	(28)
Losses on early extinguishment of debt	(73)	(59)	(12)
Equity in income of investments and other	6	-	3
Total other income (expense)	(88)	(86)	(37)
Income before income tax expense	63	71	144
Income tax expense	23	30	47
Net income	$40	$41	$97

Basic earnings per share	$0.14	$0.14	$0.34
Diluted earnings per share	$0.14	$0.14	$0.33
Shares used in computation of per share data:
Basic (in thousands)	289,741	289,209	288,051
Diluted (in thousands)	294,722	294,364	293,819

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	March 31,	December 31,	March 31,
	2015	2014	2014
ASSETS
Cash and equivalents	$1,025	$1,783	$1,585
Cash required to be segregated under federal or other regulations	849	555	981
Available-for-sale securities	13,841	12,388	12,766
Held-to-maturity securities	12,517	12,248	11,248
Margin receivables	8,220	7,675	7,346
Loans held-for-sale	-	-	795
Loans receivable, net	5,664	5,979	6,982
Investment in FHLB stock	86	88	56
Property and equipment, net	241	245	224
Goodwill	1,792	1,792	1,792
Other intangibles, net	189	194	210
Other assets	2,401	2,583	2,453
Total assets	$46,825	$45,530	$46,438

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$26,272	$24,890	$25,749
Securities sold under agreements to repurchase	3,668	3,672	4,345
Customer payables	6,293	6,455	6,260
FHLB advances and other borrowings	1,304	1,299	1,287
Corporate debt	1,025	1,366	1,769
Other liabilities	2,810	2,473	1,996
Total liabilities	41,372	40,155	41,406

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
March 31, 2015, December 31, 2014 and March 31, 2014, shares issued and outstanding: 289,897,529 at March 31, 2015, 289,272,576 at
December 31, 2014 and 288,519,125 at March 31, 2014	3	3	3
Additional paid-in-capital	7,350	7,350	7,333
Accumulated deficit	(1,689)	(1,729)	(1,925)
Accumulated other comprehensive loss	(211)	(249)	(379)
Total shareholders' equity	5,453	5,375	5,032
Total liabilities and shareholders' equity	$46,825	$45,530	$46,438

Segment Reporting

	Three Months Ended March 31, 2015
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(6)	Total
	(In millions)
Revenue:
Operating interest income	$169	$218	$-	$(71)	$316
Operating interest expense	(4)	(112)	-	71	(45)
Net operating interest income	165	106	-	-	271
Commissions	114	-	-	-	114
Fees and service charges	52	-	-	-	52
Gains on loans and securities, net	-	9	-	-	9
Other revenues	8	2	-	-	10
Total non-interest income	174	11	-	-	185
Total net revenue	339	117	-	-	456
Provision for loan losses	-	5	-	-	5

Operating expense:
Compensation and benefits	78	4	31	-	113
Advertising and market development	34	-	-	-	34
Clearing and servicing	16	8	-	-	24
FDIC insurance premiums	-	18	-	-	18
Professional services	13	2	12	-	27
Occupancy and equipment	17	-	4	-	21
Communications	19	-	-	-	19
Depreciation and amortization	16	-	4	-	20
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	4	-	4
Other operating expenses	5	4	6	-	15
Total operating expense	203	36	61	-	300
Segment income (loss) before other income (expense)	136	76	(61)	-	151
Other income (expense):
Corporate interest expense	-	-	(21)	-	(21)
Losses on early extinguishment of debt	-	-	(73)	-	(73)
Equity in income of investments and other	-	-	6	-	6
Total other income (expense)	-	-	(88)	-	(88)
Segment income (loss)	$136	$76	$(149)	$-	$63

	Three Months Ended December 31, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(6)	Total
	(In millions)
Revenue:
Operating interest income	$172	$223	$1	$(70)	$326
Operating interest expense	(3)	(114)	-	70	(47)
Net operating interest income	169	109	1	-	279
Commissions	115	-	-	-	115
Fees and service charges	52	-	-	-	52
Gains on loans and securities, net	-	6	-	-	6
Other revenues	7	2	-	-	9
Total non-interest income	174	8	-	-	182
Total net revenue	343	117	1	-	461
Provision for loan losses	-	10	-	-	10
Operating expense:
Compensation and benefits	69	3	35	-	107
Advertising and market development	32	-	-	-	32
Clearing and servicing	14	8	-	-	22
FDIC insurance premiums	-	18	-	-	18
Professional services	15	1	17	-	33
Occupancy and equipment	15	1	4	-	20
Communications	17	-	1	-	18
Depreciation and amortization	14	-	4	-	18
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	2	-	2
Other operating expenses	10	4	4	-	18
Total operating expense	192	35	67	-	294
Segment income (loss) before other income (expense)	151	72	(66)	-	157
Other income (expense):
Corporate interest expense	-	-	(27)	-	(27)
Losses on early extinguishment of debt	-	-	(59)	-	(59)
Total other income (expense)	-	-	(86)	-	(86)
Segment income (loss)	$151	$72	$(152)	$-	$71

	Three Months Ended March 31, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(6)	Total
	(In millions)
Revenue:
Operating interest income	$145	$240	$-	$(66)	$319
Operating interest expense	(5)	(117)	-	66	(56)
Net operating interest income	140	123	-	-	263
Commissions	128	-	-	-	128
Fees and service charges	50	-	-	-	50
Principal transactions	10	-	-	-	10
Gains on loans and securities, net	-	15	-	-	15
Other revenues	8	1	-	-	9
Total non-interest income	196	16	-	-	212
Total net revenue	336	139	-	-	475
Provision for loan losses	-	4	-	-	4
Operating expense:
Compensation and benefits	71	3	24	-	98
Advertising and market development	34	-	-	-	34
Clearing and servicing	18	10	-	-	28
FDIC insurance premiums	-	24	-	-	24
Professional services	12	-	12	-	24
Occupancy and equipment	15	-	3	-	18
Communications	17	1	-	-	18
Depreciation and amortization	16	-	5	-	21
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	3	-	3
Other operating expenses	7	3	7	-	17
Total operating expense	195	41	54	-	290
Segment income (loss) before other income (expense)	141	94	(54)	-	181
Other income (expense):
Corporate interest expense	-	-	(28)	-	(28)
Losses on early extinguishment of debt	-	-	(12)	-	(12)
Equity in income of investments and other	-	-	3	-	3
Total other income (expense)	-	-	(37)	-	(37)
Segment income (loss)	$141	$94	$(91)	$-	$144

Key Performance Metrics(7)

Corporate Metrics	Qtr ended 3/31/15	Qtr ended 12/31/14	Qtr ended 3/31/15 vs. 12/31/14	Qtr ended 3/31/14	Qtr ended 3/31/15 vs. 3/31/14

Operating margin %(8)
Consolidated
Trading and Investing	33%	34%	(1)%	38%	(5)%
Balance Sheet Management	40%	44%	(4)%	42%	(2)%
	65%	62%	3%	68%	(3)%
Employees
Consultants and other	3,250	3,221	1%	3,013	8%
Total headcount	105	156	(33)%	131	(20)%
	3,355	3,377	(1)%	3,144	7%
Book value per share
Tangible book value per share(9)	$18.81	$18.58	1%	$17.44	8%
	$13.38	$13.08	2%	$11.76	14%
Corporate cash ($MM)(2)
	$258	$233	11%	$525	(51)%
Enterprise net interest spread (basis points)(10)
Enterprise interest-earning assets, average ($MM)	262	269	(3)%	247	6%
	$41,086	$40,905	0%	$42,114	(2)%
Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income
Income tax expense	$40	$41	(2)%	$97	(59)%
Depreciation & amortization	23	30	(23)%	47	(51)%
Corporate interest expense	25	24	4%	26	(4)%
EBITDA	21	27	(22)%	28	(25)%
	$109	$122	(11)%	$198	(45)%
Interest coverage(11)
	5.2	4.5	N.M.	6.9	N.M.
E*TRADE Bank net income ($MM)(12)
	$92	$112	(18)%	$116	(21)%
Trading and Investing Metrics

Trading days	61.0	63.0	N.M.	61.0	N.M.

DARTs	169,951	168,318	1%	197,944	(14)%

Total trades (MM)	10.4	10.6	(2)%	12.1	(14)%
Average commission per trade	$10.94	$10.84	1%	$10.64	3%

End of period margin receivables ($B)	$8.2	$7.7	6%	$7.3	12%
Average margin receivables ($B)	$7.9	$7.9	0%	$6.9	14%

Gross new brokerage accounts	107,887	88,689	22%	125,342	(14)%
Gross new stock plan accounts	65,133	55,746	17%	56,693	15%
Gross new banking accounts	1,249	1,528	(18)%	2,658	(53)%
Closed accounts	(131,040)	(138,043)	N.M.	(112,559)	N.M.
Net new accounts	43,229	7,920	N.M.	72,134	N.M.

Net new brokerage accounts	38,716	17,447	N.M.	71,902	N.M.
Net new stock plan accounts	9,684	55	N.M.	8,822	N.M.
Net new banking accounts	(5,171)	(9,582)	N.M.	(8,590)	N.M.
Net new accounts	43,229	7,920	N.M.	72,134	N.M.

End of period brokerage accounts	3,182,639	3,143,923	1%	3,069,961	4%
End of period stock plan accounts	1,273,468	1,263,784	1%	1,228,395	4%
End of period banking accounts	356,873	362,044	(1)%	387,548	(8)%
End of period total accounts	4,812,980	4,769,751	1%	4,685,904	3%

Annualized brokerage account attrition rate(13)	8.8%	9.1%	N.M.	7.1%	N.M.

Customer Assets ($B)
Security holdings	$213.8	$204.7	4%	$187.2	14%
Customer payables (cash)	6.3	6.5	(3)%	6.3	0%
Customer assets held by third parties(14)	14.8	15.5	(5)%	14.4	3%
Sweep deposits	20.5	19.1	7%	19.4	6%
Brokerage customer assets	255.4	245.8	4%	227.3	12%
Unexercised stock plan customer holdings (vested)	38.2	38.7	(1)%	35.4	8%
Savings, checking and other banking customer assets	5.8	5.8	0%	6.3	(8)%
Total customer assets	$299.4	$290.3	3%	$269.0	11%

Net new brokerage assets ($B)(15)	$3.5	$3.5	N.M.	$4.1	N.M.
Net new banking assets ($B)(15)	0.0	(0.1)	N.M.	(0.0)	N.M.
Net new customer assets ($B)(15)	$3.5	$3.4	N.M.	$4.1	N.M.

Brokerage related cash ($B)	$41.6	$41.1	1%	$40.1	4%
Other customer cash and deposits ($B)	5.8	5.8	0%	6.3	(8)%
Total customer cash and deposits ($B)	$47.4	$46.9	1%	$46.4	2%

Stock plan customer holdings (unvested) ($B)	$79.2	$79.5	0%	$68.9	15%

Customer net buy activity ($B)	$(3.1)	$(1.2)	N.M.	$(3.9)	N.M.

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$6,203	$6,520	$(317)	$8,360	$(2,157)
Ending loans receivable, net	$5,664	$5,979	$(315)	$6,982	$(1,318)

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$2,687	$2,833	$(146)	$3,195	$(508)
30-89 days delinquent	107	88	19	123	(16)
90-179 days delinquent	25	28	(3)	27	(2)
Total 30-179 days delinquent	132	116	16	150	(18)
180+ days delinquent (net of $47M, $48M and $64M in charge-offs for Q115, Q414 and Q114, respectively)	129	131	(2)	149	(20)
Total delinquent loans(16)	261	247	14	299	(38)
Gross loans receivable(17)	$2,948	$3,080	(132)	$3,494	(546)

Home Equity
Current	$2,541	$2,710	$(169)	$3,180	$(639)
30-89 days delinquent	77	60	17	62	15
90-179 days delinquent	27	29	(2)	38	(11)
Total 30-179 days delinquent	104	89	15	100	4
180+ days delinquent (net of $25M, $25M and $24M in charge-offs for Q115, Q414 and Q114, respectively)	42	43	(1)	41	1
Total delinquent loans(16)	146	132	14	141	5
Gross loans receivable(17)	$2,687	$2,842	(155)	$3,321	(634)

Consumer and Other
Current	$423	$453	$(30)	$558	$(135)
30-89 days delinquent	7	7	-	10	(3)
90-179 days delinquent	1	1	-	2	(1)
Total 30-179 days delinquent	8	8	-	12	(4)
180+ days delinquent	-	-	-	-	-
Total delinquent loans	8	8	-	12	(4)
Gross loans receivable(17)	$431	$461	(30)	$570	(139)

Total Loans Receivable
Current	$5,651	$5,996	$(345)	$6,933	$(1,282)
30-89 days delinquent	191	155	36	195	(4)
90-179 days delinquent	53	58	(5)	67	(14)
Total 30-179 days delinquent	244	213	31	262	(18)
180+ days delinquent	171	174	(3)	190	(19)
Total delinquent loans(16)	415	387	28	452	(37)
Gross loans receivable(17)	$6,066	$6,383	(317)	$7,385	(1,319)

TDR performance detail ($MM)(18)

One- to Four-Family TDRs
Current	$219	$232	$(13)	$244	$(25)
30-89 days delinquent	30	24	6	21	9
90-179 days delinquent	10	12	(2)	8	2
Total 30-179 days delinquent	40	36	4	29	11
180+ days delinquent (net of $24M, $23M and $24M in charge-offs for Q115, Q414 and Q114, respectively)	50	48	2	48	2
Total delinquent TDRs	90	84	6	77	13
TDRs	$309	$316	(7)	$321	(12)

Home Equity TDRs
Current	$184	$178	$6	$189	$(5)
30-89 days delinquent	17	14	3	15	2
90-179 days delinquent	6	6	-	9	(3)
Total 30-179 days delinquent	23	20	3	24	(1)
180+ days delinquent (net of $16M, $15M and $15M in charge-offs for Q115, Q414 and Q114, respectively)	18	19	(1)	19	(1)
Total delinquent TDRs	41	39	2	43	(2)
TDRs	$225	$217	8	$232	(7)

Total TDRs
Current	$403	$410	$(7)	$433	$(30)
30-89 days delinquent	47	38	9	36	11
90-179 days delinquent	16	18	(2)	17	(1)
Total 30-179 days delinquent	63	56	7	53	10
180+ days delinquent	68	67	1	67	1
Total delinquent TDRs	131	123	8	120	11
TDRs	$534	$533	1	$553	(19)

Capital Metrics(19)

E*TRADE Bank
Tier 1 leverage ratio(4)	9.8%	10.6%	(0.8)%	9.7%	0.1%
Tier 1 risk-based capital ratio(4)	42.4%	25.7%	16.7%	22.8%	19.6%
Total risk-based capital ratio(4)	43.7%	26.9%	16.8%	24.0%	19.7%
Common Equity Tier 1 ratio(4)	42.4%	N/A	N.M.	N/A	N.M.
Tier 1 common ratio(4)	N/A	25.7%	N.M.	22.8%	N.M.

E*TRADE Financial
Tier 1 leverage ratio(5)	8.4%	8.1%	0.3%	7.0%	1.4%
Tier 1 risk-based capital ratio(5)	35.0%	19.6%	15.4%	16.7%	18.3%
Total risk-based capital ratio(5)	39.4%	20.8%	18.6%	18.0%	21.4%
Common Equity Tier 1 ratio(5)	35.0%	N/A	N.M.	N/A	N.M.
Tier 1 common ratio(5)	N/A	17.1%	N.M.	14.3%	N.M.

Activity in Allowance for Loan Losses
	Three Months Ended March 31, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 12/31/14	$27	$367	$10	$404
Provision for loan losses	5	(2)	2	5
Charge-offs, net	(1)	(5)	(1)	(7)
Allowance for loan losses, ending 3/31/15	$31	$360	$11	$402

	Three Months Ended December 31, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 9/30/14	$27	$360	$14	$401
Provision for loan losses	-	12	(2)	10
Charge-offs, net	-	(5)	(2)	(7)
Allowance for loan losses, ending 12/31/14	$27	$367	$10	$404

	Three Months Ended March 31, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 12/31/13	$102	$326	$25	$453
Provision for loan losses	(18)	20	2	4
Charge-offs, net	(32)	(19)	(3)	(54)
Allowance for loan losses, ending 3/31/14	$52	$327	$24	$403

Specific Valuation Allowance Activity(20)

	As of March 31, 2015
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in millions)
One- to four-family	$225	$(45)	$180	$(11)	$169	6%	24%
Home equity	312	(132)	180	(62)	118	35%	62%
Total	$537	$(177)	$360	$(73)	$287	20%	46%

	As of December 31, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in millions)
One- to four-family	$231	$(46)	$185	$(9)	$176	5%	24%
Home equity	305	(136)	169	(57)	112	34%	63%
Total	$536	$(182)	$354	$(66)	$288	19%	46%

	As of March 31, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in millions)
One- to four-family	$229	$(44)	$185	$(15)	$170	8%	26%
Home equity	330	(148)	182	(60)	122	33%	63%
Total	$559	$(192)	$367	$(75)	$292	20%	48%

Average Enterprise Balance Sheet Data

	Three Months Ended
	March 31, 2015
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(22)	$6,204	$62	4.00%
Available-for-sale securities	12,341	66	2.15%
Held-to-maturity securities	12,279	88	2.86%
Margin receivables	7,888	68	3.49%
Cash and equivalents	1,408	1	0.18%
Segregated cash	309	-	0.08%
Securities borrowed and other	657	31	19.13%
Total enterprise interest-earning assets	$41,086	316	3.09%
Enterprise interest-bearing liabilities:
Deposits	$25,051	$2	0.03%
Customer payables	6,388	1	0.08%
Securities sold under agreements to repurchase(23)	3,729	26	2.77%
FHLB advances and other borrowings(23)	1,301	15	4.65%
Securities loaned and other	1,759	1	0.13%
Total enterprise interest-bearing liabilities	$38,228	45	0.47%
Enterprise net interest income/spread(10)		$271	2.62%

	Three Months Ended
	December 31, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(22)	$6,532	$66	4.07%
Available-for-sale securities	12,231	68	2.20%
Held-to-maturity securities	11,921	88	2.96%
Margin receivables	7,859	70	3.53%
Cash and equivalents	1,341	1	0.13%
Segregated cash	406	-	0.15%
Securities borrowed and other	615	32	21.27%
Total enterprise interest-earning assets	$40,905	325	3.17%
Enterprise interest-bearing liabilities:
Deposits	$24,694	$2	0.03%
Customer payables	6,420	1	0.08%
Securities sold under agreements to repurchase(23)	3,761	28	2.91%
FHLB advances and other borrowings(23)	1,295	15	4.68%
Securities loaned and other	1,701	-	0.04%
Total enterprise interest-bearing liabilities	$37,871	46	0.48%
Enterprise net interest income/spread(10)		$279	2.69%

	Three Months Ended
	March 31, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(22)	$8,397	$84	3.99%
Available-for-sale securities	13,492	79	2.33%
Held-to-maturity securities	10,551	77	2.90%
Margin receivables	6,937	62	3.64%
Cash and equivalents	1,148	-	0.15%
Segregated cash	837	-	0.11%
Securities borrowed and other	752	17	9.42%
Total enterprise interest-earning assets	$42,114	319	3.05%
Enterprise interest-bearing liabilities:
Deposits	$25,693	$2	0.03%
Customer payables	6,371	2	0.15%
Securities sold under agreements to repurchase(23)	4,457	35	3.14%
FHLB advances and other borrowings(23)	1,281	17	5.28%
Securities loaned and other	1,226	-	0.05%
Total enterprise interest-bearing liabilities	$39,028	56	0.58%
Enterprise net interest income/spread(10)		$263	2.47%

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that net income and EPS excluding the loss on the early extinguishment of corporate debt, corporate cash, tangible book value per share, EBITDA, interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial capital ratios calculated prior to Basel III becoming effective for the Company on January 1, 2015 are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Net Income and EPS Excluding the Loss on Early Extinguishment of Corporate Debt

Management believes that excluding the loss on the early extinguishment of corporate debt from net income and EPS provides useful additional measures of the Company’s ongoing operating performance because the charge is not directly related to our performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (11) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

Prior to Basel III becoming effective for the Company on January 1, 2015, E*TRADE Financial capital ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, were based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios were defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these capital ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (4) and (5) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of net income and EPS after adjusting for the loss on early extinguishment of corporate debt to GAAP net income and EPS (dollars in millions, except for per share amounts):

	Q1 2015		Q4 2014
	Amount	Diluted EPS	Amount	Diluted EPS

Net income	$40	$0.14	$41	$0.14
Add back impact of corporate debt reduction and refinance:
Loss on early extinguishment of corporate debt	73	0.25	59	0.20
Income tax related to loss on early extinguishment of corporate debt	(28)	(0.10)	(22)	(0.08)
Net of tax	45	0.15	37	0.12
Adjusted net income	$85	$0.29	$78	$0.26

(2) The following table provides a reconciliation of corporate cash to GAAP consolidated cash and equivalents at period end (dollars in millions):

	Q1 2015	Q4 2014	Q1 2014
Corporate cash	$258	$233	$525
Bank cash	606	1,523	1,036
E*TRADE Securities cash(a)	134	N/A	N/A
International brokerage and other cash	27	27	24
Total consolidated cash and equivalents	$1,025	$1,783	$1,585

(a)	Prior to the E*TRADE Securities move out from under E*TRADE Bank in February 2015, E*TRADE Securities' cash was included in the "Bank cash" line item.

(3) Beginning in the first quarter of 2015, the Company reclassified the revenue earned on customer assets held by third parties from operating interest income to fees and service charges. Prior periods have been reclassified to conform to the current period presentation.

(4) E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Bank on January 1, 2015, E*TRADE Bank’s Tier 1 common ratio was a non-GAAP measure that management believes is an important measure of capital strength. Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Bank’s capital ratios are calculated as follows (dollars in millions):

	Q1 2015	Q4 2014	Q1 2014
E*TRADE Bank shareholder's equity(a)	$4,165	$6,102	$5,857
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(216)	(255)	(384)
Goodwill & other intangible assets, net of deferred tax liabilities	38	1,467	1,513
Disallowed servicing assets and deferred tax assets	66	342	532
E*TRADE Bank Tier 1 capital/Common Equity Tier 1 capital(b)	4,277	N/A	N/A
E*TRADE Bank Tier 1 capital/Tier 1 common capital(b)	N/A	4,548	4,196
ADD:
Allowable allowance for loan losses	130	224	233
E*TRADE Bank total capital	$4,407	$4,772	$4,429

E*TRADE Bank average/total assets(a)(c)	$43,622	$44,672	$45,323
DEDUCT:
Losses in OCI on AFS debt securities and cash flow asset hedges, net of tax	-	(13)	(102)
Goodwill & other intangible assets, net of deferred tax liabilities	38	1,467	1,513
Disallowed servicing assets and deferred tax assets	66	342	532
E*TRADE Bank adjusted total assets for leverage capital purposes	$43,518	$42,876	$43,380

E*TRADE Bank total risk-weighted assets(a)(d)	$10,094	$17,717	$18,439

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted total assets for leverage capital purposes)	9.8%	10.6%	9.7%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	42.4%	25.7%	22.8%
E*TRADE Bank total capital / Total risk-weighted assets	43.7%	26.9%	24.0%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	42.4%	N/A	N/A
E*TRADE Bank Tier 1 common capital / Total risk-weighted assets	N/A	25.7%	22.8%

(a)	Amounts presented for E*TRADE Bank exclude E*TRADE Securities as of February 1, 2015. We recently received regulatory approval to move both E*TRADE Clearing and E*TRADE Securities out from under E*TRADE Bank. E*TRADE Securities was moved from under E*TRADE Bank effective February 1, 2015 and we plan to move E*TRADE Clearing later in 2015.
(b)	Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital.
(c)	As of March 31, 2015, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using average total assets. Prior to Basel III becoming effective for E*TRADE Bank, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using end of period total assets.
(d)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) E*TRADE Financial’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Financial on January 1, 2015, E*TRADE Financial’s capital ratios were based on the Federal Reserve’s well-capitalized requirements as management believes these ratios are an important measure of the Company's capital strength and managed capital against ratios then applicable to bank holding companies in preparation for the application of these requirements. Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Financial’s capital ratios are calculated as follows (dollars in millions):

	Q1 2015	Q4 2014	Q1 2014
E*TRADE Financial shareholders' equity	$5,453	$5,375	$5,032
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(216)	(255)	(384)
Goodwill & other intangible assets, net of deferred tax liabilities	1,451	1,592	1,638
Disallowed servicing assets and deferred tax assets	645	1,008	1,138
Other(a)	(108)	-	-
E*TRADE Financial Common Equity Tier 1 capital(b)	3,681	N/A	N/A
E*TRADE Financial Tier 1 common capital(b)	N/A	3,030	2,640
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	-	433	433
E*TRADE Financial Tier 1 capital	3,681	3,463	3,073
ADD:
Allowable allowance for loan losses	140	223	232
Non-qualifying capital instruments subject to phase-out (TRUPs)(a)	325	-	-
E*TRADE Financial total capital	$4,146	$3,686	$3,305

E*TRADE Financial average total assets	$45,931	$45,445	$46,382
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,451	1,592	1,638
Disallowed servicing assets and deferred tax assets	645	1,008	1,138
Other(a)	(108)	-	-
Adjusted average total assets for leverage capital purposes	$43,943	$42,845	$43,606

E*TRADE Financial total risk-weighted assets(c)	$10,522	$17,683	$18,403

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average total assets for leverage capital purposes)	8.4%	8.1%	7.0%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	35.0%	19.6%	16.7%
E*TRADE Financial total capital / Total risk-weighted assets	39.4%	20.8%	18.0%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	35.0%	N/A	N/A
E*TRADE Financial Tier 1 common / Total risk-weighted assets	N/A	17.1%	14.3%

(a)	As a result of applying the transition provisions under Basel III, the Company included 25% of the TRUPs in the calculation of E*TRADE Financial’s Tier 1 capital and 75% of the TRUPs in the calculation of E*TRADE Financial’s total capital. Prior to Basel III becoming effective for E*TRADE Financial, the Company included 100% of the TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies’ delay in the implementation of the TRUPs phase-out until January 1, 2015.
(b)	Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital.
(c)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(6) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(7) Amounts and percentages may not calculate due to rounding.

(8) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(9) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share at period end (dollars in millions, except per share amounts):

	Q1 2015	Q4 2014	Q1 2014
Book value	$5,453	$5,375	$5,032
Less: Goodwill and other intangibles, net	(1,981)	(1,986)	(2,002)
Less: Deferred tax liability related to goodwill	407	394	364
Tangible book value	$3,879	$3,783	$3,394

	Q1 2015	Q4 2014	Q1 2014
Book value per share	$18.81	$18.58	$17.44
Less: Goodwill and other intangibles, net per share	(6.83)	(6.86)	(6.94)
Less: Deferred tax liability related to goodwill per share	1.40	1.36	1.26
Tangible book value per share	$13.38	$13.08	$11.76

(10) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer assets held by third parties.

(11) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s net income to its corporate interest expense was 1.9, 1.5, and 3.4 for the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively.

(12) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q1 2015	Q4 2014	Q1 2014
Total net revenue	$296	$448	$456
Provision for loan losses	5	10	4
Total operating expenses	138	254	253
Other income (expense)	(1)	(2)	(12)
Income before income taxes	152	182	187
Income tax expense	60	70	71
Net income	$92	$112	$116

(13) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(14) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring the majority of these customer assets back on-balance sheet with appropriate notification to the third party financial institutions and customer consent, as appropriate. The following table provides details of customer assets held by third parties (dollars in billions):

	Q1 2015	Q4 2014	Q1 2014
Money market fund	$7.6	$7.2	$6.3
Sweep deposits at unaffiliated financial institutions	3.6	4.7	4.5
Subtotal	11.2	11.9	10.8
Municipal funds and other	3.6	3.6	3.6
Total customer assets held by third parties	$14.8	$15.5	$14.4

(15) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(16) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q1 2015	Q4 2014	Q1 2014
One- to four-family	$123	$127	$142
Home equity	250	258	280
Total charge-offs	$373	$385	$422

(17) Includes unpaid principal balances and premiums (discounts).

(18) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(19) Beginning on January 1, 2015, regulatory capital for E*TRADE Bank and E*TRADE Financial was calculated under the Basel III Standardized Approach, subject to transition provisions.

(20) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q1 2015	Q4 2014	Q1 2014
Modified loans	$360	$354	$367
Bankruptcy loans	174	179	186
Total TDRs	$534	$533	$553

(21) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(22) Includes loans held-for-sale and excludes loans to customers on margin.

(23) Scheduled balances for FHLB advances and securities sold under agreements to repurchase are shown below (dollars in millions):

Date	Balance
12/31/2015	$4,205
12/31/2016	$3,510
12/31/2017	$2,655
12/31/2018	$1,940
12/31/2019	$1,445
12/31/2020	$1,150
12/31/2021	$1,050
12/31/2022	$-

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com